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                                                                    Exhibit 99.7

To: Participants in LabONE, Inc. Profit Sharing 401(k) Plan

    This communication relates to the proposed merger of LabONE, Inc. with and into Lab Holdings, Inc. If your accounts in the LabONE Profit Sharing 401(k) Plan (the "Plan"), other than the LabONE Matching Account, hold LabONE common stock, then you may direct the plan trustee to elect to have all or any whole number of such shares converted into the right to receive cash from the combined company in the merger in an amount equal to $12.75 per share (a "Cash Election"). The merger will convert into combined company common stock (a) all LabONE common stock in your LabONE Matching Account and (b) all LabONE common stock in other Plan accounts for which you issue no direction to the Plan trustee.

    If the amount payable in cash to all shares of LabONE common stock for which Cash Elections are made exceeds $16,600,000, then your Plan account(s) will receive a combination of cash and shares of combined company common stock for shares as to which a Cash Election is made, as provided in the merger agreement.

    Cash Elections are subject to (i) the terms, conditions and limitations set forth in the Joint Proxy Statement/Prospectus dated July 2, 1999, relating to the merger and (ii) the terms of the merger agreement, a conformed copy of which appears as Appendix A to the proxy statement.

    You may use the attached Direction Form for 401(k) Participant to direct the Plan trustee to make a Cash Election. A direction to the trustee will be properly made only if the form is properly completed and received by American Stock Transfer & Trust Company ("Disbursing Agent") at the address set forth below, no later than 5:00 p.m., New York City Time, on August 3, 1999. You may revoke or modify a direction to the Plan trustee only by written notice received by the Disbursing Agent, at the address set forth below, no later than 5:00 p.m., New York City Time, on August 3, 1999. The Disbursing Agent will tabulate the directions and communicate to the Trustee of the Plan, Chase Manhattan Bank.

    The LabONE Profit Sharing 401(k) Plan ("Plan") provides that all LabONE matching contributions shall be invested in LabONE, Inc. common stock. Therefore, all LabONE common stock in LabONE Matching Accounts will be converted into combined company common stock and is ineligible for a Cash Election.

    Cash proceeds received in your Plan account because of a Cash Election will be held in the American Century Premium Capital Reserve Fund under the Plan until you give subsequent instructions. Once you are notified of the receipt of the cash proceeds, you should take steps to direct the investment of the cash proceeds in the Plan investment alternative(s) of your choice.

DISBURSING AGENT NAME AND ADDRESS                   BY FACSIMILE: (718) 921-8335

                 BY MAIL, HAND DELIVERY, OR OVERNIGHT COURIER:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                           40 WALL STREET, 46TH FLOOR
                               NEW YORK, NY 10005
                            ATTENTION: CARLOS PINTO
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                     DIRECTION FORM FOR 401(K) PARTICIPANT
           DIRECTION TO THE LABONE PROFIT SHARING 401(K) PLAN TRUSTEE
                TO ELECT TO RECEIVE CASH FOR LABONE COMMON STOCK
                      CREDITED TO PLAN ACCOUNTS OTHER THAN
                            LABONE MATCHING ACCOUNT

    Set forth below is the number of shares of LabONE common stock with respect to which you may direct the Trustee to elect to receive cash for such LabONE common stock, subject to the prorations as described in the merger documents.

                                                                          NUMBER OF
                       [NAME OF PARTICIPANT]                            WHOLE SHARES

                     AVAILABLE FOR ELECTION TO RECEIVE CASH

    Please check the box below if you are directing the Trustee to make such election and complete the second box stating the number of shares to which your direction is made. [If you prefer your account to receive combined company stock for all these shares, do not return this form.]

/ / I direct the LabONE Profit Sharing 401(k) Plan Trustee to elect to receive cash for _________ whole shares of LabONE common stock in my Plan Accounts other than LabONE Matching Account, subject to proration described in the merger documents.

    I acknowledge receipt of the proxy statement.

                                                  ------------------------------

                                                             Name of Participant

                                                  ------------------------------

                                                        Signature of Participant

Date
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                                                          Social Security Number